Exhibit 99.1

NARA BANK

PRESS RELEASE

NARA BANK SIGNS DEFINITIVE AGREEMENT TO ACQUIRE RETAIL
BRANCH IN NEW JERSEY FROM INTERCHANGE BANK

LOS ANGELES, March 10, 2004: Nara Bank, N.A. (“Bank”), a wholly owned subsidiary of Nara Bancorp, Inc. (Nasdaq:NARA), and Interchange Bank, a subsidiary of Interchange Financial Services Corporation (Nasdaq: IFCJ), a commercially focused community bank, entered into an agreement for the acquisition by Nara Bank of the Hackensack Court Plaza branch of Interchange Bank as well as certain assets and liabilities. The branch is located at 25 Main Street, Hackensack, New Jersey 07601. The completion of the transaction is subject to regulatory approval, and customary closing conditions and is expected to be complete in the second quarter of 2004.

This acquisition will allow Nara Bank to expand its geographic coverage into New Jersey and Nara Bank will seek to open additional retail branches in New Jersey to continue its growth strategy.

“The acquisition of Interchange Bank’s Court Plaza Branch in Hackensack will allow Nara Bank to expand its retail banking operation in the state of New Jersey, further enhancing our New York region banking operations,” said Benjamin Hong, President and CEO. “The constant growth of the ethnic Korean population in the New York and New Jersey area continues to offer significant growth opportunities for Nara Bank.”

This will be Nara Bank’s fifth acquisition in the New York/New Jersey area.

10/03:	Acquired $46.2 million in deposits and $39.5 million in loans of Korea Exchange Bank’s Broadway branch in New York City

12/02:	Acquired $45 million in deposits of the Industrial Bank of Korea, New York branch

02/00:	Acquired Korea First Bank of New York, $75 million in assets with three branches in Manhattan, Flushing & Jackson Heights

10/98:	Acquired Flushing, New York branch of Korea Exchange Bank, $23 million in assets

About Nara Bank

Nara Bank, a wholly owned subsidiary of Nara Bancorp, Inc., was founded in 1989. Nara Bank is a full service commercial bank headquartered in Los Angeles with twenty-one branches and offices in the United States and one representative office in Seoul, Korea. Nara Bank operates full service branches in California and New York with loan production offices in California, Washington, Illinois, Georgia, New Jersey and Virginia. Nara Bank specializes in core business banking products for small and medium-sized companies with emphasis in commercial real estate and business lending, SBA lending and international trade financing. Nara Bank is a member of the FDIC and is an Equal Opportunity Lender. For more information on Nara Bank call our Los Angeles office at 213-639-1700 or New York office at 212-279-2790 or visit our website at www.narabank.com. Nara Bancorp, Inc. stock is listed on Nasdaq under the symbol “NARA”.

About Interchange Bank

Headquartered in Saddle Brook, NJ, Interchange Bank is Bergen County’s largest independent commercial bank and a wholly owned subsidiary of Interchange Financial Services Corporation (Nasdaq:IFCJ). A thought leader in the industry, the Bank was among the first to implement a broad range of innovative services, including 24-hour, 7-day-a-week online banking and bill paying services, online stock trading and the ability to apply for a loan online with an instant credit decision. Mutual funds and annuities are offered through the Bank’s investment services. With over $1.3 billion in assets and 29 branches, the Bank focuses its efforts on the local communities from which it derives deposits and generates loans. Through Interchange Bank’s subsidiary, Interchange Capital Company, L.L.C., cost effective equipment leasing solutions are available to small- and middle market companies. For additional information, please visit the company Web site at www.interchangebank.com.

Forward-Looking Statements

This press release may contain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward looking statements, including, but not limited to economic, competitive, governmental and technological factors affecting Nara Bancorp’s operations, markets, products, services, and pricing. Nara Bancorp undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements. Readers should carefully review the risk factors and the information that could materially affect Nara Bancorp’s financial results, described in other documents the Company files from time to time with the Securities and Exchange Commission, including its Form 10-Q for the quarter ended September 30, 2003 and Annual Report on Form 10-K for the fiscal year ended December 31, 2002, and particularly the discussion of business considerations and certain factors that may affect results of operations and stock price set forth therein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

CONTACT INFORMATION:
Benjamin Hong, Chief Executive Officer, Nara Bank
213-639—1700
Timothy T. Chang, Chief Financial Officer, Nara Bank
213-637-2596
timchang@narabank.com
J. Han Park, Public Relations, Nara Bank
213-427-6322
hpark@narabank.com

Anthony Abbate, Chief Executive Officer, Interchange Bank
201.703.2265 x2500